FINDER FEE AGREEMENT

This agreement (the "Agreement") is made as of this 8th day of September, 2004, by and between Glenrock Israel Ltd. of 85 Medinat Hayehudim St. Tower G, 8th Floor, Herzliya Pituach, Israel (the“Finder”); and Rosetta Genomics Ltd. of 10 Plaut Street, Jerusalem, Israel, (the “Company").

Whereas
Rosetta is engaged in breakthrough research and development in the field of bioinformatic detection, prediction and discovery of micro RNA genes and their respective functions and utilities, and therapeutic and diagnostic uses based thereof;

Whereas	the Finder has connections with potential investors (“Investors”) that may have interest in making cash investments in the Company’s equity (“Investment Transactions”);

Whereas
the Company is interested in using the Finder services, on a non exclusive basis, for the purposes of locating Investors and facilitating such Investment Transactions, subject to the terms and conditions contained herein.

 NOW, THEREFORE, in consideration of the mutual promises and conditions set forth herein the parties agree as follows:

1.
    Finder Obligations.Finder shall act to locate Finder Contacts (as such term is defined herein), present them to the Company and assist the Company in negotiating and facilitating Investment Transactions with such Finder Contacts.

2.
    Finder Contacts. The term "Finder Contact" shall mean all Investors that: (i) Finder introduced to the Company and the parties mutually agreed in writing that it shall be so considered, and (ii) with which Finder arranged meetings or discussions and contributed to facilitating Investment Transactions with, and (iii) that were pre-approved by the Company and are listed on Schedule A hereto as amended from time to time by the parties in writing. Notwithstanding anything contained herein it is clarified and declared that the conclusion of an Investment Transaction, if any, shall be at the Company’s sole discretion. The Finder shall not introduce the Company to any specific Investor without receiving the Company’s prior consent.

3.	Success Fees.

3.1.
In the event the Company enters into an agreement for an Investment Transaction with a Finder Contact during the Term (as defined in Section 6 below) or within 3 months following the date of its expiration or termination (the “Determining Period”), the Company shall pay the Finder success fees equal to 4% of the net cash investments actually paid to the Company by the Finder Contact (“Finder Investments”) during the Determining Period.

3.2.
In addition to the consideration specified in Section 3.1 above the Finder shall be entitled to an option to purchase an amount of ordinary shares of the Company equal to up to 2% of the amount of shares allotted by the Company to the Finder Contacts in accordance with the Investment Round, at the price per share of the Investment Round. The option will be valid for 18 months following the closing of the Investment Round.

4.	Payments and Reports.

4.1.
All cash amounts due to Finder hereunder shall be paid in the same currency in which the Company receives the Finder Investments. VAT shall be added to all payments against a proper VAT invoice. For the removal of doubt, it is hereby agreed that the Finder shall be responsible for all taxes, withholdings, and other similar statutory obligations. The Finder agrees to defend, indemnify and hold the Company harmless from any and all claims made by any entity on account of an alleged failure by the Finder to satisfy any such tax or withholding obligations.

4.2.	The Company shall inform Finder of any Investment Agreement between the Company and a Finder Contact within 30 days of its signing.

5.
    Company Information. The Company shall provide Finder with all reasonable non-confidential information, as it may deem necessary, regarding the Company, its products, services, technology and relevant markets for the purpose of Finder performing its duties hereunder. Subject to Section 2 above, the Company hereby authorizes the Finder to provide such information to prospective Finder Contacts pre-approved by the Company. Notwithstanding, all information provided by the Company to Finder is subject to the confidentiality clause in this agreement. Confidential information obtained by the Finder from the Company shall be subject to the terms and conditions of the Company’s non-disclosure agreement, as detailed in Section 8 below.

6.	Term and Termination. The term of this Agreement is for a period of 4 months commencing at the date hereof (the “Term”).

 Either party may terminate this agreement on the occurrence of one of the following:

6.1.	by serving the other party a 60 days prior written notice to such effect;

6.2.
forthwith, by serving the other party a written notice, in the event that the other party has breached any of its undertaking hereunder and not cured such breach within 14 days of the non-breaching party’s notice to such effect;

6.3.	forthwith, without need for a written notice, in the event that the other party has entered into any liquidation, insolvency, bankruptcy or similar proceedings.

In the event of termination of this Agreement, and if such termination is made by the Company pursuant to Sections 6.2 or 6.3 above, the Finder shall not be entitled to receive any Success Fees not paid to them by the date of termination. In any other event, the provisions of Section 3 apply. Subject to the above, the Company may continue to pursue any relations with Finder Contacts following termination of this Agreement. Following termination of this Agreement, for any reason: (i) Finder shall immediately cease representing to third parties that it has any rights granted to it herein, and (ii) the Company may require Finder to return all documentation concerning the Company and its products in its possession to the Company. For avoidance of doubt, the provisions of Sections 7 and 8 below shall survive the termination of this Agreement.

7.
    Intellectual Property. Finder recognizes and acknowledges that all of the Company’s IP, including without limitation, all the Company’s patents, patent applications, copyrights, trade names and trade marks, solely belong to the Company which is and shall remain its sole owner, and it is hereby expressly agreed that nothing in this agreement shall constitute or be considered as constituting a transfer or license of the Company’s intellectual property rights or any part thereof by the Company to Finder. Finder shall adhere to any reasonable instructions given to it in writing by the Company aimed for the protection of the Company’s trademarks and any other intellectual property rights.

8.
    Confidentiality. Finder shall, both during the term of this Agreement and after the expiration or termination of this Agreement, hold the proprietary and confidential information of the Company (the "Confidential Information") in strict confidence and will not to make such Confidential Information available in any form to any third party or to use such Confidential Information for any purposes other than the implementation of this Agreement. The Finder shall sign a Confidentiality undertaking in the form attached as Schedule B hereto.

9.
    Independent Contractors. It is hereby expressly declared and agreed that the parties have entered this Agreement as independent contractors and this Agreement in no way establishes any principal - agent, employer - employee, or partnership relations between the parties. Nothing in this Agreement shall be construed as granting either party the power or authority to act for or on behalf of the other party, to create any undertakings on behalf of the other party, or to bind or commit the other party in respect to any such undertakings, except as set forth herein or as otherwise agreed to in writing between the parties prior to such act.

10.
    Governing Law/ Jurisdiction.This Agreement shall be governed by the laws of the State of Israel, without regard to its conflict of law rules and the competent courts of Tel Aviv-Jaffa shall have exclusive jurisdiction over all matters arising under or relating to this Agreement.

11.
    Counterparts/Entire Agreement. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same Agreement. This Agreement constitutes the entire agreement between the Parties respecting the subject matter hereof and supersedes any and all prior agreements or understandings between the Parties with respect to the subject matter hereof, whether written or oral. Except as set forth herein, no addition or modification of this Agreement will be effective or binding unless in writing and executed by both of the Parties.

IN WITNESS WHEREOF the Parties, through their duly authorized representatives have executed this Agreement on the date(s) as of the date written above.

_______________   ____________
Rosetta Genomics Ltd.   Glenrock Israel Ltd.
By: __________
Title__________

Schedule A - FINDER CONTACTS

1.